Ex 99.2: Shareholder Letter Q3 2021, dated November 11, 2021

Third Quarter 2021 Highlights

Acoustic Testing with NASA

We became the first company to fly an electric aircraft as part of NASA’s National Campaign, providing a key opportunity for the agency to analyze our aircraft’s low noise profile.

154 Mile Flight We completed what we believe to be the longest ever eVTOL flight on a single charge, as part of our ongoing flight test campaign.
First Steps to Commercial Service We began the process to receive a Part 135 Air Carrier Certificate, which is required to commence revenue-generating passenger flights.	Completion of SPAC Merger We began trading on the New York Stock Exchange through our merger with Reinvent Technology Partners (“RTP”).

Strong Financial Foundation

At the end of the third quarter, we had $1.4 billion in cash and short-term investments to support our operations.

Net Loss

Third quarter net loss of $78.9 million reflected growth in engineering, certification and early manufacturing activities as well as the revaluation of SPAC-related warrants and earn-out shares.

Adjusted EBITDA

Adjusted EBITDA loss of $55.9 million primarily reflected employee cost, as Joby grew to nearly 1,000 employees to support business objectives.

Progress on Our Long-Term Plan

With more than 10 years of aircraft design, iteration and testing behind us, our focus has now shifted to three long-term goals, each of which is central to executing our business plan:

•
Certifying Our Aircraft
•
Scaling Our Manufacturing
•
Preparing for Commercial Operations

All of our activities support one or more of these goals and we intend to provide regular updates on our progress in each area.

Our team continued to grow through the third quarter and now totals nearly 1,000 employees, with approximately 80% of our team members directly supporting near-term engineering, certification and manufacturing goals.

We also opened a Washington, D.C. office and expanded our world-class Board of Directors, whose members have a diverse set of experiences to support each stage of Joby’s growth.

Certifying our Aircraft

We made important progress on our flight testing program during the third quarter, with regular software releases from our Software and Controls team supporting the continued expansion of our flight envelope. In July, we celebrated completing a 154-mile flight on a single charge, including a vertical take-off and landing.

We also began in-house testing of individual parts and systems for our production aircraft, including tail spar load testing, battery drop testing, lightning strike and canopy bird-strike testing. Additionally, we began construction of our “Integrated Test Lab,” a lab-based recreation of all aircraft software and hardware designed for integrated systems testing.

Our Human Factors team completed an initial pilot evaluation campaign of our production cockpit design, while our flight control computer passed an in-house, “high-risk electronic environment test” as defined by the FAA in RTCA DO-160 (Environmental Conditions and Test Procedures for Airborne Equipment).

Scaling our Manufacturing

During the third quarter, we continued to make rapid progress towards establishing initial production at our facilities in California. We established a powertrain manufacturing line at our site in San Carlos, CA, successfully delivering the first Electric Propulsion Unit (“EPU”) for our production- intent, test aircraft. At our site in Marina, CA, we installed our second Automated Fiber Placement (“AFP”) system as well as a rotating positioner for our carbon fiber layup process, enabling us to deliver increasingly complex parts and produce production aircraft components. With the installation of the second AFP machine, we believe we have sufficient capability to support our initial plant capacity.

Preparing for Commercial Operations

Our testing campaign with NASA saw the agency capture detailed records of the acoustic footprint of our aircraft which, once analyzed, will provide independent data that we believe will support the public acceptance of our technology. The two-week testing program also captured data on the operation of the aircraft that will be used in the simulation of future airspace concepts and to help identify any gaps in current FAA regulations and policies. We also published four films that demonstrate the noise profile in action (https://www.youtube.com/playlist?list=PLLDX6ltaOA6NhufjKFIDbaTps2uIg9LH0).

By beginning the process to receive a Part 135 Air Carrier Certificate from the FAA, we took our first step towards becoming a company authorized to fly passengers for revenue across the United States. We have since entered the second of five stages toward achieving that certification.

Finally, we were pleased to announce that we are working with JetBlue Airways and Signature Flight Support to establish net-zero emissions in the aviation industry by ensuring the carbon markets for aviation include credits for flights powered by green electric and hydrogen propulsion technologies.

Third Quarter 2021 Financial Summary

In the third quarter 2021, we incurred a net loss of $78.9 million, reflecting continued growth in our operations. Net loss was $50.8 million higher than in the third quarter 2020. Research and Development cost, totaling $52.1 million, reflects continued aircraft development and certification activities, including early manufacturing operations. Selling, General & Administrative expenses were $15.6 million for the quarter. Other cost of $11.2 million reflected the change in fair market valuation of derivative liabilities and merger-related transaction expenses, partly offset by income from equity-method investments.

Adjusted EBITDA in the third quarter 2021 was a loss of $55.9 million, primarily reflecting employee costs associated with the development and certification of the aircraft. Adjusted EBITDA loss was $23.6 million higher than in the third quarter 2020.

Higher expenses in the third quarter of 2021 compared with 2020 for both net loss and Adjusted EBITDA primarily reflect growth in personnel to support our development and certification activities, early manufacturing operations, initial investments in commercialization, and administrative costs to support scaling as a public company. Net loss also includes an increase in cost from stock- based compensation, depreciation and amortization expenses.

One-time costs, excluded from third quarter 2021 Adjusted EBITDA, include transaction expenses from our merger with RTP of $9.0 million and the $11.5 million revaluation of our liabilities associated with outstanding warrants and earn-out shares. Stock-based compensation expense of $7.6 million and income from equity-method investments of $10.3 million are also excluded. Please see the section titled “Non-GAAP Financial Measures” for a reconciliation of Net Loss to Adjusted EBITDA.

Our balance sheet provides a strong financial foundation to support our long-term goals. We ended the third quarter 2021 with $1.4 billion in cash, cash equivalents, restricted cash, and investments in marketable securities. Gross proceeds from the merger with RTP, including Uber’s investment (received in the first quarter of 2021), were approximately $1.2 billion. We expect these funds to support us through to initial commercial operations.

Net increase in cash through the first nine months of 2021 totaled $939 million, which reflected the successful closure of our merger with RTP and cash received from Uber’s investment, partially offset by cash used in our operations, capital expenditure and acquisitions.

JOBY AVIATION, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

Unaudited (in thousands, except share and per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Operating expenses:
Research and development (including related party	$52,092	$30,713	$140,310	$76,940
purchases of $547 and $345 for the three months ended September 30, 2021 and 2020, respectively, $1,523 and $969 for the nine months ended September 30, 2021 and 2020, respectively)

Selling, general and administrative (including related party	15,607	5,515	41,587	15,112
purchases of $154 and $97 for the three months ended
September 30, 2021 and 2020, respectively, $390 and
$247 for the nine months ended September 30, 2021 and 2020, respectively)

Total operating expenses	67,699	36,228	181,897	92,052
Loss from operations	(67,699)	(36,228)	(181,897)	(92,052)
Interest and other income, net	163	1,081	872	4,813
Interest expense	(484)	(65)	(2,388)	(193)
Income from equity method investment	10,331	286	19,222	286
Gain on disposal of subsidiary	—	6,904	—	6,904
Transaction expenses related to merger	(9,015)	—	(9,015)	—
Loss from changes in fair value of derivative liability	(11,489)	—	(11,489)	—
Convertible notes extinguishment loss	(665)	—	(665)	—
Total other income (loss)	(11,159)	8,206	(3,463)	11,810
Loss before income taxes	(78,858)	(28,022)	(185,360)	(80,242)
Income tax expense	—	6	9	23
Net loss	$(78,858)	$(28,028)	$(185,369)	$ (80,265)
Net loss per share, basic and diluted	$(0.20)	$(0.27)	$(0.91)	$(0.79)
Weighted-average common stock outstanding, basic	385,560,732	104,760,660	203,536,351	102,103,326

and diluted

JOBY AVIATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Unaudited (in thousands, except share and per share data)
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,016,496	$77,337
Short-term investments	345,991	368,587
Other receivables	2,419	2,227
Prepaid expenses and other current assets	17,588	3,032
Total current assets	1,382,494	451,183
Property and equipment, net	43,977	34,126
Restricted cash	762	693
Equity method investment	20,177	10,990
Intangible assets	13,818	—
Goodwill	4,880	—
Other non-current assets	65,861	262
Total assets	$1,531,969	$497,254
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,558	$4,928
Tenant improvements loan, current portion	259	244
Capital lease, current portion	1,006	792
Deferred rent, current portion	362	295
Accrued expenses and other current liabilities	2,418	1,746
Total current liabilities	7,603	8,005
Tenant improvements loan, net of current portion	750	946
Capital lease, net of current portion	741	661
Deferred rent, net of current portion	1,044	1,321
Warrant Liability	64,765	—
Earnout Shares Liability	151,323	—
Stock repurchase liability	1,072	1,177
Total liabilities	227,298	12,110
Commitments and contingencies
Redeemable convertible preferred stock: $0.0001 par value - 100,000,000 and 364,736,031 shares authorized at September 30, 2021 and December 31, 2020, no shares and 332,764,215 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively (Cumulative liquidation preference nil and $769,679 at September 30, 2021 and December 31, 2020, respectively)	—	768,312
Stockholders’ deficit:
Common stock: $0.0001 par value - 1,400,000,000 shares and 517,865,383 authorized at September 30, 2021 and December 31, 2020, 604,335,426 and 122,058,940 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	60	—
Additional paid-in capital	1,786,118	12,591
Accumulated deficit	(481,655)	(296,286)
Accumulated other comprehensive income	148	527
Total stockholders’ equity (deficit)	1,304,671	(283,168)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,531,969	$497,254
			6

JOBY AVIATION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Unaudited (in thousands)	Nine Months Ended September 30
	2021	2020
Cash flows from operating activities
Net loss	$(185,369)	$(80,265)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	11,467	5,157
Non-cash interest expense, and amortization of debt discount and issuance costs	2,227	—
Stock-based compensation expense	19,418	4,639
Other non-cash compensation expense	5,775	—
Convertible note extinguishment loss	665	—
Loss from change in value of warrants and earnout shares	11,578	—
Loss from transaction costs related to merger	9,015	—
Write-off of in-process research and development project	5,030	—
Net change in equity method investment and gain on deconsolidation of subsidiary	(9,187)	(7,190)
Net accretion and amortization of investments in marketable securities	3,893	432
Changes in operating assets and liabilities
Other receivables and prepaid expenses and other current assets	(11,227)	(4,531)
Other non-current assets	(9,856)	(220)
Accounts payable and accrued and other liabilities	(435)	6,404
Net cash used in operating activities	(147,006)	(75,574)
Cash flows from investing activities
Purchase of marketable securities	(336,914)	(583,244)
Proceeds from sales of marketable securities	47,139	11,100
Proceeds from maturities of marketable securities	308,141	154,325
Purchases of property and equipment	(20,694)	(17,742)
Asset acquisition and deconsolidations	(4,981)	(407)
Net cash used in investing activities	(7,309)	(435,968)
Cash flows from financing activities
Proceeds from issuance of Series C redeemable convertible preferred stock, net	—	69,860
Proceeds from merger	1,067,922	—
Payments for offering costs	(49,717)	—
Proceeds from issuance of convertible notes payable	74,972	—
Proceeds from exercise of stock options and stock purchase rights	998	77
Repayments of tenant improvement loan and capital lease obligation	(813)	(842)
Proceeds from issuance common stock warrants	181	—
Net cash provided by financing activities	1,093,543	69,095
Net change in cash, cash equivalents and restricted cash	939,228	(442,447)
Cash, cash equivalents and restricted cash, at the beginning of the period	78,030	507,869
Cash, cash equivalents and restricted cash, at the end of the period	$1,017,258	$65,422
Reconciliation of cash, cash equivalents and restricted cash to consolidated balance sheets
Cash and cash equivalents	$1,016,496	$64,729
Restricted cash	762	693
Cash, cash equivalents and restricted cash in consolidated balance sheets	$1,017,258	$65,422
Non-cash investing and financing activities
Unpaid property and equipment purchases	$621	$861
Property and equipment purchased through capital leases	$926	$ —
Uber Elevate acquisition in exchange for Series C redeemable convertible preferred stock	$77,619	$ —
Conversion of Uber note payable to Series C redeemable	$77,399	$ —
Conversion of pre-merger warrants	$691	$ —
Unpaid offering costs	$470	$ —
Conversion of preferred stock	$845,931	$ —
Net non-cash assets acquired in merger	$1,119	$ —	7

JOBY AVIATION, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Unaudited (in thousands)

Adjusted EBITDA is a non-GAAP measure of operating performance that is included to communicate the financial performance of activities associated with core operations that support the development, manufacturing and commercialization of the Joby aircraft.

Adjusted EBITDA is defined as net income (loss) before interest income (expense), depreciation and amortization expense, stock-based compensation expense, income from equity-method investments unrelated to core operations, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. Adjusted EBITDA excludes, among other things, transaction expenses related to our merger with RTP, consummated on August 10, 2021, and related activities. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our core, ongoing operations from period to period.

Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA.

A reconciliation of Adjusted EBITDA to net loss is as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Net loss	$(78,858)	$(28,028)	$(185,369)	$(80,265)
Income tax expense	—	6	9	23
Loss before income taxes	(78,858)	(28,022)	(185,360)	(80,242)
Interest and other income, net	(163)	(1,081)	(872)	(4,813)
Interest expense	484	65	2,388	193
Income from equity method investment	(10,331)	(286)	(19,222)	(286)
Gain on disposal of subsidiary	—	(6,904)	—	(6,904)
Transaction expenses related to merger	9,015	—	9,015	—
Loss from changes in fair value of derivative liability	11,489	—	11,489	—
Convertible notes extinguishment loss	665	—	665	—
Loss from operations	(67,699)	(36,228)	(181,897)	(92,052)
Stock-based compensation expense	7,619	1,974	19,418	4,639
Depreciation and amortization expense	4,172	1,902	11,467	5,157
Adjusted EBITDA	$(55,908)	$(32,352)	$(151,012)	$(82,256)

JOBY IN FOCUS : CERTIFICATION

An aircraft designed to be certified

The consistently high levels of safety we’ve come to expect from air travel are the result of rigorous certification processes that have been developed and matured over many decades.

At Joby, we have intentionally designed an aircraft that maximizes use of these existing safety regulations, only using rules unique to our aircraft where necessary to address new technologies.

Our approach was confirmed in May 2020, when the FAA granted Joby a signed G-1 Certification Basis, which sets out a clear path to certifying the Joby aircraft as a normal category airplane.

This approach also means we’ll be able to use existing rules regarding pilot certification and infrastructure use. As we look beyond the U.S. market, we’ll also have an easier path to validating our aircraft’s type certificate with regulators in other countries.

Looking ahead

As we move beyond defining our certification approach, our focus will shift toward the testing of every system, sub-system and component of the aircraft. In addition to our ongoing flight test program, we recently began construction of our Integrated Test Lab — a lab-based assembly of all aircraft hardware and software designed for integrated systems testing.

The team to deliver

Joby has a dedicated team of more than 100 aerospace certification professionals with more than 1,400 years of combined experience in certifying and developing aircraft. Greg Bowles, who chaired the FAA Rulemaking Committee that rewrote more than 800 Part 23 regulations, leads our government and regulatory affairs, while Didier Papadopoulos leads our systems engineering and aircraft certification program. Previously, Didier led the team that certified the revolutionary “Autoland” feature at Garmin, winning the team the Collier Trophy which is presented annually for the “greatest achievement in aeronautics in America.”

Meet Lina Spross

Production Certification, Quality and Supply Chain Lead

With more than 25 years of experience in the aerospace sector, Lina is currently leading the company-wide effort to produce the first FAA-conforming part for our aircraft — a simple composite panel with properties that are representative of the entire airframe structure. Delivering it according to the required standards will mark an important milestone towards design and production maturity — and will be another step toward the receipt of both a type certificate and production certificate from the FAA.

Webcast Details

Joby will host a webcast at 2:30pm PT (5:30pm ET) on November 11, 2021. To access the webcast live please visit ir.jobyaviation.com , or to listen by phone, please dial 1-877-407-3982 or 1-201-493-6780. A replay of the call will be available until midnight, Thursday, November 25, 2021, by dialing

1-844-512-2921 or 1-412-317-6671 and entering passcode 13723635.

Upcoming Events

Executives from Joby will also be participating in the following upcoming events:

•
Piper Sandler Battery Summit

Tuesday, November 16th – Wednesday, November 17th, 2021

•
MKM Virtual Best Ideas Conference

Wednesday, November 17th, 2021

•
Barclays Global Automotive and Mobility Tech Conference

Thursday, November 18th, 2021

•
Bernstein EV Revolution Series

Monday, December 6th, 2021

About Joby

Joby Aviation, Inc. (NYSE:JOBY) is a California-headquartered transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient air taxi service beginning in 2024. The aircraft, which has a maximum range of 150 miles on a single charge, can transport a pilot and four passengers at speeds of up to 200 mph. It is designed to help reduce urban congestion and accelerate the shift to sustainable modes of transit. Founded in 2009, Joby employs around 1,000 people, with offices in Santa Cruz, San Carlos, and Marina, California, as well as Washington D.C. and Munich, Germany. To learn more, visit jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft including our initial plant capacity and regulatory outlook; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects and capital needs. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward- looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our limited operating history and history of losses; our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our plans to operate a commercial passenger service beginning in 2024; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on a third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for its aircraft and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-260608), filed with the Securities and Exchange Commission on October 29, 2021, and in other reports we file with or furnish to the Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Joby may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contacts

Investors

investors@jobyaviation.com

+1-831-201-6006

Media

press@jobyaviation.com